Exhibit 4.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF MASSACHUSETTS
(EASTERN DIVISION)

In re:
COSI, INC., et al.,[1] Debtors.	Chapter 11 Case No. 16-13704-MSH (Jointly Administered)

FINAL ORDER APPROVING NOTIFICATION AND
HEARING PROCEDURES FOR CERTAIN TRANSFERS OF COMMON STOCK

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of a final order (this “Final Order”), (a) approving the Procedures related to transfers of Common Stock, (b) directing that any purchase, sale, other transfer of Common Stock in violation of the Procedures shall be null and void ab initio, and (c) granting related relief, all as more fully set forth in the Motion; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334; and this Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and that this Court may enter a final order consistent with Article III of the United States Constitution; and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and this Court having found that the Debtors’ notice of the Motion and opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before this Court (the “Hearing”); and this Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED THAT:

[1]
The Debtors in these Chapter 11 cases are Cosi, Inc. (Case No. 16-13704-MSH), Xando Cosi of Maryland, Inc. (Case No. 16-13706-MSH), Cosi Sandwich Bar, Inc. (Case No. 16-13705-MSH), Hearthstone Associates, LLC (Case No. 16-13707-MSH), and Hearthstone Partners, LLC (Case No. 16-13708-MSH).  The Debtors’ corporate offices are located at 294 Washington Street, Suite 510, Boston, Massachusetts 02108.  The cases are jointly administered under the Cosi, Inc. case number.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

1.          The Motion is granted on a final basis as set forth herein.

2.          The Procedures, as set forth in Exhibit 1 attached hereto, are hereby approved.

3.          Any transfer of Beneficial Ownership of Common in violation of the Procedures, including the notice requirements, shall be null and void ab initio, and the person or entity making such transfer shall be required to take such steps as the court determines are necessary in order to be consistent with such transfer being null and void ab initio.

4.          The Debtors or the Court may waive, in writing, any and all restrictions, stays, and notification procedures set forth in the Procedures.

5.          To the extent that this Final Order is inconsistent with any prior order or pleading with respect to the Motion in these cases, the terms of this Final Order shall govern.

6.          The requirements set forth in this Final Order are in addition to the requirements of all applicable law and do not excuse compliance therewith.

7.          Notice of the Motion as provided therein shall be deemed good and sufficient notice of such Motion and the requirements of Bankruptcy Rule 6004(a) and the Bankruptcy Local Rules are satisfied by such notice.

8.          Notwithstanding Bankruptcy Rule 6004(h), the terms and conditions of this Final Order are immediately effective and enforceable upon its entry.

9.          The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Final Order in accordance with the Motion.

10.          This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Final Order.

Dated: __________, 2016
Boston, Massachusetts	Honorable Melvin S. Hoffman
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT 1

Procedures for Transfers of Common Stock

PROCEDURES FOR TRANSFERS OF COMMON STOCK

The following procedures apply to transfers of Common Stock:1

a.
Any entity (as defined in section 101(15) of the Bankruptcy Code) who currently is or becomes a Substantial Shareholder (as defined herein) must file with the Court a declaration of such status, substantially in the form of Exhibit 1A attached to these Procedures (each, a “Declaration of Status as a Substantial Shareholder”), on or before the later of (A) 30 calendar days after the date of the Notice of Final Order (as defined herein), or (B) 10 calendar days after becoming a Substantial Shareholder, and serve such notice upon: (i) the Debtors, Cosi, Inc., 294 Washington Street, Suite 510, Boston, MA 02108, Attn: Randy Kominsky, Chief Restructuring Officer (rkominsky@allianceffg.com); (ii) Counsel to the Debtors, Mirick, O’Connell, DeMallie & Lougee, LLP, 1800 West Park Drive, Suite 400, Westborough, MA 01581-3926 (“Mirick O’Connell”) Attn.: Joseph H. Baldiga (jbaldiga@mirickoconnell.com) and Christine E. Devine (cdevine@mirickoconnell.com); (iii) The Office of the U.S. Trustee for the District of Massachusetts (Eastern Division), John W. McCormack Post Office and Courthouse, 5 Post office Square, 10th Floor, Suite 1000, Boston, MA 02109-3934, Attn: Paula R. C. Bachtell (paula.bachtell@usdoj.gov); (iv) counsel to the official committee of unsecured creditors (the “Committee”), Nixon Peabody LLP, 100 Summer Street, Boston, MA 02110, Attn: Lee Harrington (lharrington@nixonpeabody.com), Christopher Desiderio (cdesiderio@nixonpeabody.com), and Christopher Fong (cfong@nixonpeabody.com), and (v) counsel to the lenders under the existing first lien notes (the “Existing Lenders”), Vinson & Elkins LLP, 666 5th Ave., New York, NY, 10103, Attn: Steve Abramowitz (sabramowitz@velaw.com); and (vii) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”).

b.
Prior to effectuating any transfer of Beneficial Ownership (as defined below) of Common Stock that would result in an increase in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual becoming a Substantial Shareholder, such Substantial Shareholder or potential Substantial Shareholder must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1B attached to these Procedures (each, a “Declaration of Intent to Accumulate Common Stock”).

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

c.
Prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in a decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or would result in an entity or individual ceasing to be a Substantial Shareholder (as to either Common Stock, or both), such Substantial Shareholder must file with the Court, and serve upon the Notice Parties, an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1C attached to these Procedures (each, a “Declaration of Intent to Transfer Common Stock,” and together with a Declaration of Intent to Accumulate Common Stock, each, a “Declaration of Proposed Transfer”).

d.
The Debtors shall have 15 calendar days after receipt of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder or potential Substantial Shareholder an objection to any proposed transfer of Beneficial Ownership of Common Stock described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize their Tax Attributes. If the Debtors file an objection, such transaction will remain ineffective unless such objection is withdrawn by the Debtors, or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 15-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices in accordance with the procedures set forth herein, with an additional 15-day waiting period for each Declaration of Proposed Transfer.

e.
For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 2,136,131 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock)[2] (ii) “Beneficial Ownership” shall be determined in accordance with the applicable rules of section 382 of the Internal Revenue Code and the Treasury Regulations thereunder and includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries and a partner in a partnership would be considered to own its proportionate share of any equity securities owned by such partnership), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of equity securities, and ownership of equity securities that such holder has an Option to acquire; and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether such interest is contingent or otherwise not currently exercisable.

[2]	Based on approximately 47,469,580 shares of Common Stock outstanding as of November 8, 2016. See Form 10-Q for quarter ended June 27. 2016 (number as of August 8, 2016).

NOTICE PROCEDURES

The following notice procedures apply to these Procedures:

f.
No later than two business days following entry of the Interim Order, the Debtors shall serve by first class mail or, with respect to certain nominees, electronically if so required by such  nominee, substantially in the form of Exhibit 1D attached to these Procedures (the “Notice of Interim Order”), on: (i) the Office of the United States Trustee for the District of Massachusetts; (ii) the entities listed on the Consolidated List of Creditors Holding the 20 Largest Unsecured Claims; (iii) the U.S. Securities and Exchange Commission; (iv) the Internal Revenue Service; (v) any official committees appointed in these chapter 11 cases; and (vi) all registered and nominee holders of Common Stock (with instructions to serve down to the beneficial holders of Common Stock, as applicable. Additionally, no later than two business days following entry of the final order, the Debtors shall serve a Notice of Interim Order modified to reflect that the final order has been entered (as modified, the “Notice of Final Order”) on the same entities that received the Notice of Interim Order.

g.
All registered and nominee holders of Common Stock shall be required to serve the Notice of Interim Order or Notice of Final Order, as applicable, on any holder for whose benefit such registered or nominee holder holds such Common Stock down the chain of ownership for all such holders of Common Stock.

h.
Any entity or broker or agent acting on such entity’s or individual’s behalf who sells in excess of 2,136,131 shares of Common Stock (i.e., approximately 4.5% of all issued and outstanding shares of Common Stock, as applicable) to another entity shall be required to serve a copy of the Notice of Final Order on such purchaser of such Common Stock, as applicable, or any broker or agent acting on such purchaser’s behalf.

i.
As soon as is practicable following entry of the Final Order, the Debtors shall (i) submit a copy of the Notice of Final Order (modified for publication) for publication in the Wall Street Journal (national edition) and (ii) submit a copy of the Notice of Final Order (modified for publication) to Bloomberg Professional Service for potential publication by Bloomberg.

j.
To the extent confidential information is required in any declaration described in these Procedures, such confidential information may be filed and served in redacted form; provided, however, that any such declarations served on the Debtors and the Office of the United States Trustee for the District of Massachusetts shall not be in redacted form. The Debtors shall keep all information provided in such declarations strictly confidential and shall not disclose the contents thereof to any person except (i) to the extent necessary to respond to a petition or objection filed with the Court; (ii) to the extent otherwise required by law; or (iii) to the extent that the information contained therein is already public; provided, however, that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, subject to further Court order. To the extent confidential information is necessary to respond to a petitioner objection filed with the Court, such confidential information shall be filed under seal or in a redacted form.

Exhibit 1A

Declaration of Status as a Substantial Shareholder

UNITED STATES BANKRUPTCY COURT
DISTRICT OF MASSACHUSETTS
(EASTERN DIVISION)

In re:
COSI, INC., et al.,[1] Debtors.	Chapter 11 Case No. 16-13704-MSH (Jointly Administered)

DECLARATION OF STATUS AS A SUBSTANTIAL SHAREHOLDER2

PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the common stock of Cosi, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Cosi, Inc. is a debtor and debtor in possession in Case No. 16-13704 pending in the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) (the “Court”).

[1]
The Debtors in these Chapter 11 cases are Cosi, Inc. (Case No. 16-13704-MSH), Xando Cosi of Maryland, Inc. (Case No. 16-13706-MSH), Cosi Sandwich Bar, Inc. (Case No. 16-13705-MSH), Hearthstone Associates, LLC (Case No. 16-13707-MSH), and Hearthstone Partners, LLC (Case No. 16-13708-MSH).  The Debtors’ corporate offices are located at 294 Washington Street, Suite 510, Boston, Massachusetts 02108.  The cases are jointly administered under the Cosi, Inc. case number.

[2]
For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 2,136,131  shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” shall be determined in accordance with the applicable rules of section 382 of the Internal Revenue Code and the Treasury Regulations thereunder and includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries and a partner in a partnership would be considered to own its proportionate share of any equity securities owned by such partnership), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of equity securities, and ownership of equity securities that such holder has an Option to acquire; and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether such interest is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, as of __________ __, 2016, the undersigned party currently has Beneficial Ownership of __________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership or otherwise has Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page or pages if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are __________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain [Interim/Final] Order Approving Notification and Hearing Procedures for Certain Transfers of Common Stock [Docket No. _____] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors and Mirick, O’Connell, DeMallie & Lougee, LLP, counsel to the Debtors.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Substantial Shareholder)

By:
Name:
Address:

Telephone:
Facsimile:

Dated:__________ __, 20__
__________, __________
(City)          (State)

Exhibit 1B

Declaration of Intent to Accumulate Common Stock

UNITED STATES BANKRUPTCY COURT
DISTRICT OF MASSACHUSETTS
(EASTERN DIVISION)

In re:
COSI, INC., et al.,[1] Debtors.	Chapter 11 Case No. 16-13704-MSH (Jointly Administered)

DECLARATION OF INTENT TO ACCUMULATE COMMON STOCK2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire, or otherwise accumulate (the “Proposed Transfer”) one or more shares of common stock of Cosi, Inc. or of any Beneficial Ownership therein (the “Common Stock”). Cosi, Inc. is a debtor and debtor in possession in Case No. 16-13704 pending in the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) (the “Court”).

[1]
The Debtors in these Chapter 11 cases are Cosi, Inc. (Case No. 16-13704-MSH), Xando Cosi of Maryland, Inc. (Case No. 16-13706-MSH), Cosi Sandwich Bar, Inc. (Case No. 16-13705-MSH), Hearthstone Associates, LLC (Case No. 16-13707-MSH), and Hearthstone Partners, LLC (Case No. 16-13708-MSH).  The Debtors’ corporate offices are located at 294 Washington Street, Suite 510, Boston, Massachusetts 02108.  The cases are jointly administered under the Cosi, Inc. case number.

[2]
For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 2,136,131  shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” shall be determined in accordance with the applicable rules of section 382 of the Internal Revenue Code and the Treasury Regulations thereunder and includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries and a partner in a partnership would be considered to own its proportionate share of any equity securities owned by such partnership), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of equity securities, and ownership of equity securities that such holder has an Option to acquire; and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether such interest is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on __________ __, 2016, the undersigned party filed a declaration of status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of __________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire, or otherwise accumulate Beneficial Ownership of __________ shares of Common Stock or an Option with respect to __________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of __________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are __________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain [Interim/Final] Order Approving Notification and Hearing Procedures for Certain Transfers of Common Stock [Docket No. __________] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors and Mirick, O’Connell, DeMallie & Lougee, LLP, counsel to the Debtors.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have 15 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 15-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise accumulating Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:
Name:
Address:

Telephone:
Facsimile:

Dated:__________ __, 20__
__________, __________
(City)          (State)

Exhibit 1C

Declaration of Intent to Transfer Common Stock

UNITED STATES BANKRUPTCY COURT
DISTRICT OF MASSACHUSETTS
(EASTERN DIVISION)

In re:
COSI, INC., et al., [1] Debtors.	Chapter 11 Case No. 16-13704-MSH (Jointly Administered)

DECLARATION OF INTENT TO TRANSFER COMMON STOCK2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade, or otherwise transfer (the “Proposed Transfer”) one or more shares of common stock of Cosi, Inc. or of any Beneficial Ownership therein (the “Common Stock”).  Cosi, Inc. is a debtor and debtor in possession in Case No. 16-13704 pending in the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) (the “Court”).

[1]
The Debtors in these Chapter 11 cases are Cosi, Inc. (Case No. 16-13704-MSH), Xando Cosi of Maryland, Inc. (Case No. 16-13706-MSH), Cosi Sandwich Bar, Inc. (Case No. 16-13705-MSH), Hearthstone Associates, LLC (Case No. 16-13707-MSH), and Hearthstone Partners, LLC (Case No. 16-13708-MSH).  The Debtors’ corporate offices are located at 294 Washington Street, Suite 510, Boston, Massachusetts 02108.  The cases are jointly administered under the Cosi, Inc. case number.

[2]
For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 2,136,131 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” shall be determined in accordance with the applicable rules of section 382 of the Internal Revenue Code and the Treasury Regulations thereunder and includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries and a partner in a partnership would be considered to own its proportionate share of any equity securities owned by such partnership), ownership by such holder’s family members and entities acting in concert with such holder to make a coordinated acquisition of equity securities, and ownership of equity securities that such holder has an Option to acquire; and (iii) an “Option” to acquire stock includes any contingent purchase, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether such interest is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on __________ __, 2016, the undersigned party filed a declaration of status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of __________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer Beneficial Ownership of __________ shares of Common Stock or an Option with respect to __________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of __________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are __________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain [Interim/Final] Order Approving Notification and Hearing Procedures for Certain Transfers of Common Stock [Docket No. _____] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors and Mirick, O’Connell, DeMallie & Lougee, LLP, counsel to the Debtors.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the Procedures set forth therein.

PLEASE TAKE FURTHER NOTICE that the Debtors have 15 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved by a final and nonappealable order of the Court. If the Debtors do not object within such 15-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party selling, trading, or otherwise transferring Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:
Name:
Address:

Telephone:
Facsimile:

Dated:__________ __, 20__
__________, __________
(City)          (State)

Exhibit 1D

Notice of Final Order

UNITED STATES BANKRUPTCY COURT
DISTRICT OF MASSACHUSETTS
(EASTERN DIVISION)

In re:
COSI, INC., et al.,[1] Debtors.	Chapter 11 Case No. 16-13704-MSH (Jointly Administered)

NOTICE OF DISCLOSURE PROCEDURES
 APPLICABLE TO CERTAIN HOLDERS OF COMMON
STOCK AND DISCLOSURE PROCEDURES FOR TRANSFERS OF COMMON STOCK

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OF COSI, INC. (THE “COMMON STOCK”):

PLEASE TAKE NOTICE that on September 28, 2016 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”), filed petitions with the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) (the “Court”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of Interim and Final Orders Approving Notification and Hearing Procedures for Certain Transfers of Common Stock [Docket No. __].

[1]
The Debtors in these Chapter 11 cases are Cosi, Inc. (Case No. 16-13704-MSH), Xando Cosi of Maryland, Inc. (Case No. 16-13706-MSH), Cosi Sandwich Bar, Inc. (Case No. 16-13705-MSH), Hearthstone Associates, LLC (Case No. 16-13707-MSH), and Hearthstone Partners, LLC (Case No. 16-13708-MSH).  The Debtors’ corporate offices are located at 294 Washington Street, Suite 510, Boston, Massachusetts 02108.  The cases are jointly administered under the Cosi, Inc. case number.

PLEASE TAKE FURTHER NOTICE that on [__________], 2016, the Court entered the [Interim/Final] Order Approving Notification and Hearing Procedures for Certain Transfers of Common Stock [Docket No. _____] (the “Order”) approving procedures for certain transfers of Common Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, and any such transaction in violation of the Procedures shall be null and void ab initio.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.

PLEASE TAKE FURTHER NOTICE that upon the request of any entity, the proposed notice, claims, and solicitation agent for the Debtors, will provide a copy of the Order and a form of each of the declarations required to be filed by the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at http://www.mab.uscourts.gov/mab/ for a fee.

PLEASE TAKE FURTHER NOTICE THAT FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THE ORDER SHALL CONSTITUTE A VIOLATION OF, AMONG OTHER THINGS, THE AUTOMATIC STAY PROVISIONS OF SECTION 362 OF THE BANKRUPTCY CODE.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Order or the motion, as applicable.

PLEASE TAKE FURTHER NOTICE THAT ANY PROHIBITED PURCHASE, SALE, OTHER TRANSFER OF COMMON STOCK, BENEFICIAL OWNERSHIP THEREIN, OR OPTION WITH RESPECT THERETO IN VIOLATION OF THE ORDER IS PROHIBITED AND SHALL BE NULL AND VOID ab initio AND MAY BE SUBJECT TO ADDITIONAL SANCTIONS AS THIS COURT MAY DETERMINE.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

Respectfully Submitted,

Joseph H. Baldiga, BBO #549963
Christine E. Devine, BBO #566990
Kate P. Foley, BBO #682548
Mirick, O’Connell, DeMallie & Lougee, llp
1800 West Park Drive, Suite 400
Westborough, MA 01581
Phone:	(508) 898.1501
Fax:	(508) 898.1502
Email:	bankrupt@mirickoconnell.com
cdevine@mirickoconnell.com
kfoley@mirickoconnell.com

Dated:          November __, 2016